As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IBERIABANK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	72-1280718
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 West Congress Street Lafayette, Louisiana	70501
(Address of Principal Executive Offices)	(Zip Code)

IBERIABANK Corporation

Retirement Savings Plan

(Full title of the Plan)

Daryl G. Byrd

President and Chief Executive Officer

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

(Name and Address of Agent For Service)

(337) 521-4003

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Edward B. Crosland, Jr., Esq.

Peter J. Rivas, Esq.

Jones Walker LLP

499 S. Capitol Street, S.W.

Washington, D.C. 20003

(202) 203-1088

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $1.00 par value	150,000(2)	$64.94	$9,741,000	$1255

(1)	Upon a stock split, stock dividend or similar transaction during the effectiveness of this Registration Statement, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents an estimate of such presently indeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered to be offered or sold pursuant to the Plan. Under Rule 457(h)(2), no separate fee is required with respect to the participation interests.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low selling prices of the Common Stock as reported on the NASDAQ Global Select Market on August 7, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is to register 150,000 additional shares of common stock, par value $1.00 per share (the “Common Stock”), of IBERIABANK Corporation (the “Company”) and related participation interests for sale through the IBERIABANK Corporation Retirement Savings Plan, formerly the ISB Financial Corporation Profit Sharing Plan and Trust (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 relating to the Plan (Registration No. 333-79811 and Registration No. 333-135359) are incorporated herein by reference and the information required by Part II is omitted, except for Items 3 and 8, which are updated as follows:

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation by Reference

The following documents which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (Commission File No. 0-25756);

(b)	All other reports filed by the Company with the Commission pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above, except to the extent such information is deemed furnished;

(c)	The Plan’s Annual Report on form 11-K for the fiscal year ended December 31, 2013; and

(d)	The description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 28, 1995, including any amendment or report or other filing with the Commission filed subsequent thereto and updating that description.

In addition, all documents subsequently filed by the Company and the Plan, where applicable, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents with the Commission. Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits

5.1	As permitted by Item 8.(a) of Part II of Form S-8, no opinion of counsel as to the legality of the securities being registered is included because no original issuance securities of the Registrant are being registered hereby.

As permitted by Item 8.(b) of Part II of Form S-8, neither an opinion of counsel concerning compliance with the requirements of ERISA nor an Internal Revenue Service (the “IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code is filed as an exhibit hereto. The Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make any changes required by the IRS in order to qualify the Plan.

23.1	Consent of Ernst & Young LLP

24	Powers of Attorney (included in the signature pages of the Registration Statement)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 11th day of August, 2014.

IBERIABANK CORPORATION

By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Daryl G. Byrd or Anthony J. Restel, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Daryl G. Byrd	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2014
Daryl G. Byrd

/s/ Anthony J. Restel	Senior Executive Vice President and Chief Financial Officer	August 11, 2014
Anthony J. Restel

/s/ M. Scott Price	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2014
M. Scott Price

/s/ Elaine D. Abell	Director	August 11, 2014
Elaine D. Abell

/s/ Harry V. Barton, Jr.	Director	August 11, 2014
Harry V. Barton, Jr.

Signatures	Title	Date

/s/ John N. Casbon	Director	August 11, 2014
John N. Casbon

/s/ William H. Fenstermaker	Director	August 11, 2014
William H. Fenstermaker

/s/ Ernest P. Breaux, Jr.	Director	August 11, 2014
Ernest P. Breaux, Jr.

/s/ O. Miles Pollard, Jr.	Director	August 11, 2014
O. Miles Pollard, Jr.

/s/ E. Stewart Shea, III	Director	August 11, 2014
E. Stewart Shea, III

/s/ David H. Welch	Director	August 11, 2014
David H. Welch

/s/ John E. Koerner, III	Director	August 11, 2014
John E. Koerner, III

/s/ Angus R. Cooper, II	Director	August 11, 2014
Angus R. Cooper, II

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the IBERIABANK Corporation Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lafayette, State of Louisiana on this 11th day of August, 2014.

IBERIABANK CORPORATION
RETIREMENT SAVINGS PLAN

By:	/s/ Greg Rizzuto
	Name:	Greg Rizzuto
	Title:	Chairman of the Plan Administration and Investment Committee